Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(106,713,144)
Realized Gain (Loss) on Swap Contracts	(16,935,538)
Unrealized Gain (Loss) on Market Value of Commodity Futures	37,522,704
Unrealized gain (loss) on Fair Value of Swap Contracts	4,264
Dividend Income	1,458,920
Interest Income	4,658,678
ETF Transaction Fees	28,000
Total Income (Loss)	$(79,976,116)

Expenses
General Partner Management Fees	$574,148
Professional Fees	212,818
Brokerage Commissions	129,778
Directors' Fees and insurance	50,735
License fees	19,138
Total Expenses	$986,617
Net Income (Loss)	$(80,962,733)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/23	$1,503,619,039
Additions (11,200,000 Shares)	749,515,548
Withdrawals (9,000,000 Shares)	(604,826,313)
Net Income (Loss)	(80,962,733)

Net Asset Value End of Month	$1,567,345,541
Net Asset Value Per Share (23,423,603 Shares)	$66.91

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596